UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GLADSTONE CAPITAL CORPORATION
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GLADSTONE CAPITAL CORPORATION

1521 Westbranch Drive, Suite 200, McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 16, 2012

To the Stockholders of Gladstone Capital Corporation:

Notice Is Hereby Given that the 2012 Annual Meeting of Stockholders of Gladstone Capital Corporation, a Maryland corporation, will be held on Thursday, February 16, 2012 at 11:00 a.m. local time at the Hilton McLean Tysons Corner at 7920 Jones Branch Drive, McLean, Virginia 22102 for the following purposes:

(1) To elect three directors as outlined below:

(a)	Two directors, Messrs. Terry L. Brubaker and David A.R. Dullum, to be elected by the holders of common stock and preferred stock, voting together as a single class, such directors to serve until the annual meeting of stockholders in 2015, or until their successors are elected and qualified; and

(b)	One director, John Reilly, to be elected by the holders of preferred stock, voting as a single class, such director to serve until the annual meeting of stockholders in 2015, or until his successor is elected and qualified.

(2) To approve a proposal to authorize us, with the approval of our Board of Directors, to issue and sell shares of our common stock (during the next 12 months) at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the cumulative number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale).

(3) To ratify the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2012.

(4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors has fixed the close of business on Monday, December 12, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on Thursday, February 16, 2012 at 11:00 a.m. local time at the

Hilton McLean Tysons Corner at 7920 Jones Branch Drive, McLean, Virginia 22102

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors

Terry L. Brubaker Secretary

McLean, Virginia

December 19, 2011

ALL OF OUR STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE OR SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET, OR VOTE BY PROXY OVER THE TELEPHONE AS INSTRUCTED IN THESE MATERIALS. SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS PROMPTLY WILL ASSIST US IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION, BUT IT WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING (AND, IF YOU ARE NOT A STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BANK, BROKER, TRUSTEE OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES IN PERSON AT THE ANNUAL MEETING).

GLADSTONE CAPITAL CORPORATION

1521 Westbranch Drive, Suite 200, McLean, Virginia 22102

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 16, 2012

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the board of directors (the “Board”) of Gladstone Capital Corporation (“we,” “us,” or the “Company”) is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the “meeting” or “annual meeting”), including adjournments or postponements thereof, if any. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to vote by proxy over the telephone or through the internet.

We intend to mail these materials on or about December 19, 2011 to all stockholders of record entitled to vote at the annual meeting.

How can I attend the annual meeting?

The meeting will be held on Thursday, February 16, 2012, at 11:00 a.m. Eastern Standard Time (“Eastern Time”) at the Hilton McLean Tysons Corner at 7920 Jones Branch Drive, McLean, Virginia 22102. Directions to the annual meeting may be found at www.gladstonecapital.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only our stockholders of record at the close of business on December 12, 2011 will be entitled to vote at the annual meeting. On this record date, there were 21,039,242 shares of common stock outstanding and entitled to vote and 1,539,882 shares of preferred stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on December 12, 2011 your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 12, 2011 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of three directors to serve until the 2015 Annual Meeting of Stockholders, as follows:

•

Two directors, Terry L. Brubaker and David A.R. Dullum, to be elected by the holders of common stock and preferred stock, voting together as a single class, such directors to serve until the annual meeting of stockholders in 2015, or until their successors are elected and qualified; and

•

One director, John Reilly, to be elected by the holders of preferred stock, voting as a single class, such director to serve until the annual meeting of stockholders in 2015, or until his successor is elected and qualified.

•

Approval of a proposal to authorize us, with the approval of our Board of Directors, to issue and sell shares of our common stock (during the next 12 months) at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the cumulative number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale); and

•

Approval of a proposal to ratify the selection, by the Audit Committee of our Board (the “Audit Committee”), of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending September 30, 2012.

We will hold a conference call to discuss the matters scheduled for a vote at this year’s annual meeting on January 11, 2012, at 9:00 a.m. Eastern Time. Stockholders will have an opportunity to ask questions regarding the proposals during the conference call. You may call (800) 860-2442 (international callers must dial (412) 858-4600) to enter the conference call. An operator will monitor the call and set a queue for the questions. The conference call replay will be available two hours after the call and will be available through the date of the annual meeting, Thursday, February 16, 2012. To hear the replay, please dial (877) 344-7529 and use conference number 10005961. The call will also be available via webcast at www.gladstonecapital.com. The webcast replay will also be available through the date of the annual meeting. In the event of any changes in the scheduled date and time of the call, we will issue a press release, which will be available on our website at www.gladstonecapital.com.

How do I vote?

For each nominee to our Board and for Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting. Please note that only preferred stockholders may vote in the election of director nominee John Reilly. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, or vote by proxy over the telephone or through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person, even if you have already voted by proxy.

•	To vote in person, we will give you a ballot when you arrive at the annual meeting.

•

To vote using the enclosed proxy card, simply complete, sign, date, and return it promptly in the envelope provided. To be counted, we must receive your signed proxy card by 11:59 p.m. Eastern Time on February 15, 2012, the day prior to the annual meeting.

•

To vote by proxy over the telephone, dial toll-free, 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on February 15, 2012, the day prior to the annual meeting.

•

To vote by proxy through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on February 15, 2011, the day prior to the annual meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted.

Alternatively, you may vote by proxy over the telephone or through the internet, as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On all matters other than proposal 1(b), you have one vote for each share of common stock you owned as of the close of business on December 12, 2011. On each matter to be voted upon, you have one vote for each share of preferred stock you owned as of the close of business on December 12, 2011.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card, or otherwise vote by proxy without making any voting selections, your shares will be voted “For” the election of all three nominees for director and “For” Proposals 2 and 3. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

Gladstone Capital Corporation will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Gladstone Management Corporation, our investment adviser (the “Adviser”), or Gladstone Administration, LLC (the “Administrator”). No additional compensation will be paid to directors, officers or other regular employees for such services. We have engaged Georgeson Inc. (“Georgeson”) to solicit proxies for the annual meeting. Georgeson will be paid a fee of approximately $5,500 plus out-of-pocket expenses for its basic solicitation services, which include review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of ADP, brokers, banks and institutional holders, and delivery of executed proxies. The term of the agreement with Georgeson will last for the period of the solicitation, and the agreement provides that we will indemnify and hold harmless Georgeson against any third party claims, except in the case of Georgeson’s gross negligence or intentional misconduct.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you wish to revoke your proxy after 11:59 p.m. Eastern Time on February 15, 2012, you may only do so at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date specified thereon.

•	You may grant a subsequent proxy by telephone or through the internet on a later date.

•	You may send a timely written notice that you are revoking your proxy to Gladstone Capital Corporation’s secretary at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

We will consider for inclusion in our proxy materials for the 2013 Annual Meeting of Stockholders proposals that we receive not later than December 21, 2012 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and our bylaws, as amended (“Bylaws”). Stockholders must submit their proposals to our corporate secretary at 1521 Westbranch Drive, Suite 200, McLean, Virginia, 22102.

In addition, any stockholder who wishes to propose a nominee to our Board or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the 1934 Act) must comply with the advance notice provisions and other requirements of Article II, Section 4(b) of our Bylaws, a copy of which is on file with the Securities and Exchange Commission (“SEC”) and may be obtained from our corporate secretary upon request. These notice provisions require that nominations of persons for election to our Board and proposals of business to be considered by the stockholders for the 2013 Annual Meeting of Stockholders must be made in writing and submitted to our corporate secretary at the address above no earlier than November 21, 2012 (90 days before the first anniversary of our 2012 Annual Meeting of Stockholders) and not later than December 21, 2012 (60 days before the first anniversary of the 2012 Annual Meeting of Stockholders). You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by representatives of our tabulator for the annual meeting, Broadridge Financial Solutions, Inc., which will separately count “For,” and “Against” votes, in addition to abstentions and broker non-votes. The effects of abstentions and broker non-votes on each proposal are described below under the question “How many votes are needed to approve each proposal?” We expect that our chief financial officer, David Watson, will be appointed as the inspector of election.

What are “broker non-votes?”

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

Under applicable rules of the New York Stock Exchange (“NYSE”), Proposal 1 (election of directors) and Proposal 2 (approval of proposal authorizing us to issue and sell shares below net asset value) are non-routine proposals. Your broker, bank or other agent is not entitled to vote your shares without your instructions for Proposals 1 or 2. Proposal 3 (ratification of the appointment of PwC) is a routine proposal. Your broker, bank or other agent may vote your shares for Proposal 3 even if it does not receive instructions from you.

How many votes are needed to approve each proposal?

Vote Required

Proposal 1—Election of Directors. Terry L. Brubaker and David A.R. Dullum each must be elected by the holders of a majority of the outstanding common stock and preferred stock, voting together as a single class. John Reilly must be elected by the holders of a majority of the outstanding shares of preferred stock, voting as a single class. Stockholders may not cumulate their votes. If you vote “abstain” with respect to a nominee, your shares will not be voted with respect to such nominee. Broker non-votes and abstentions will not be counted as votes cast for this proposal and as such will have no impact on the outcome of the proposal.

Proposal 2—Authorization, with the approval of our Board of Directors, to issue and sell shares of our common stock (during the next 12 months) at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the cumulative number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale). The affirmative vote of each of the following is required to approve this proposal: (1) a majority of the outstanding common stock and preferred stock, voting together as a single class (“outstanding voting securities”); and (2) a majority of our outstanding voting securities that are not held by affiliated persons of the Company. For purposes of this proposal, the Investment Company Act of 1940 (the “1940 Act”) defines a majority of the outstanding voting securities as the vote of the lesser of: (1) 67% or more of the voting securities of the Company present at the annual meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company. Each abstention and broker non-vote will have the same effect as an “Against” vote.

Proposal 3—Ratification of our independent registered public accounting firm. The affirmative vote of a majority of the votes casted by common stock and preferred stock, voting together as a single class, at the annual meeting is required to ratify the Audit Committee’s selection of PwC as our independent registered public accounting firm for the fiscal year ending September 30, 2012. Abstentions will not be counted as votes cast for this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of our total number of outstanding shares of common stock and preferred stock are represented by stockholders present at the meeting or by proxy. On the record date there were 21,039,242 shares of common stock and 1,539,882 shares of preferred stock outstanding and entitled to vote. Thus, 11,289,563 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists of one-third of the total number of directors and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including any vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Holders of preferred stock are entitled, as a class, to the exclusion of the holders of all other classes of stock, to elect two directors (regardless of the total number of directors serving on our Board). One of these directors is a nominee to be considered at the meeting to serve until the annual meeting of stockholders in 2015, or until his successor is elected and qualified.

Our Board presently has ten members. There are four directors in the class whose term of office expires in 2012. One such incumbent director, Gerard Mead, provided notice to our Board on September 19, 2011 that he would not stand for re-election to the Board, but would serve the remainder of his term, which expires on the date of our next annual meeting. In October 2011, our Board reduced the size of the Board from ten directors to nine, effective at the annual meeting, and reduced the size of the class whose term of office expires in 2015 from four directors to three. Each nominee listed below, with the exception of John Reilly, is currently a director of ours who was previously elected by our common stockholders. John Reilly was appointed by our Board in 2011 to fill a vacancy that resulted from the departure of one of our former directors. If elected at the annual meeting, each nominee would serve until the 2015 annual meeting and until his successor is elected and has qualified, or, if sooner, until his death, resignation or removal.

Proposal 1(a)

The Company’s Ethics, Nominating & Corporate Governance Committee (the “Ethics Committee”) nominated two incumbent directors—Messrs. Terry Brubaker and David A.R. Dullum—for election by the common and preferred stockholders, voting together as a single class, for terms expiring in 2015. Mr. Brubaker was selected to serve as a director on our Board, and to be nominated to serve another directorship term, due to his more than thirty years of experience in various mid-level and senior management positions at several corporations, as well as his past service on our Board since our inception. Mr. Dullum was selected to serve as a director on our Board, and to be nominated to serve another directorship term, due to his more than thirty years of experience in various areas of the investment industry as well as his past service on our Board since our inception.

Proposal 1(b)

Pursuant to the terms of the preferred stock issued by the Company in November 2011, the preferred stockholders are entitled to elect two of our directors. The Ethics Committee nominated incumbent director John Reilly for election by the preferred stockholders for a term expiring in 2015. The Company plans to nominate a second director, to be elected by the preferred stockholders at next year’s annual meeting of stockholders. Mr. Reilly was selected to serve as an independent director on our Board, and to be nominated to serve another directorship term, due to his more than forty years of experience in various areas of the investment and mortgage industries.

Directors are elected by a majority of the votes cast at the annual meeting. Shares represented by executed proxies will be voted for the election of the nominees named below unless a contrary direction is indicated on the proxy. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominees as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Incumbent Directors Serving Until the 2013 or 2014 Annual Meeting

Mr. Adelgren was selected to serve as an independent director on our Board due to his strength and experience in ethics, which also led to his appointment to the chairmanship of our Ethics Committee. Mr. Outland was selected to serve as an independent director on our Board due to his more than twenty years of experience in the real estate and mortgage industry as well as his past service on our Board since 2003. Mr. Gladstone was selected to serve as a director on our Board due to the fact that he is our founder and has greater than thirty years of experience in the industry, including his service as our chairman and chief executive since our inception. Ms. English was selected to serve as an independent director on our Board, due to her greater than twenty years of senior management experience at various corporations and non-profit organizations as well as her past service on our Board since 2002. Mr. Parker was selected to serve as an independent director on our Board due to his expertise and wealth of experience in the field of corporate taxation as well as his past service on our Board since our inception. Mr. Parker’s knowledge of corporate tax was instrumental in his appointment to the chairmanship of our Audit Committee. Mr. Stelljes was selected to serve as a director on our Board due to his more than twenty years of experience in the investment analysis, management, and advisory industries, as well as his past service on our Board since 2003.

We encourage directors and nominees for director to attend the annual meeting. Three of our directors attended the 2011 Annual Meeting of Stockholders.

Set forth below is biographical information for each person nominated, each person whose term of office as a director will continue after the annual meeting, and each executive officer who is not a director.

Nominees for a Three-Year Term to Expire at the 2015 Annual Meeting of Stockholders

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director During the Past Five Years
Disinterested Director
John Reilly (69)* Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2012 annual meeting. Director since January 2011.	President of Reilly Investment Corporation since 1987. From 1976 through 1984, President and CEO of Reilly Mortgage Group, Inc. From 1971 through 1976, served as Vice President of Walker & Dunlop, Inc. From 1967 through 1969, served as Research Engineer for Crane Company.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Interested Directors
Terry Lee Brubaker (68)** Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Vice Chairman, Chief Operating Officer and Secretary	Term expires at 2012 annual meeting. Director since our inception in 2001.	Vice Chairman since 2004. Chief Operating Officer and Secretary since our inception in 2001 and of Gladstone Investment Corporation and Gladstone Commercial Corporation since 2005 and 2003, respectively. President of from May 2001 through April 2004. Vice Chairman of Gladstone Investment Corporation and Gladstone Commercial Corporation since 2005 and July 2007, respectively. President of Gladstone Commercial Corporation from 2003 to July 2007. Vice Chairman, Chief Operating Officer, Secretary and a Director of our Adviser since February 2006. President of our Adviser from 2003 through February 2006.	Gladstone Commercial Corporation; Gladstone Investment Corporation

David A.R. Dullum (63)** Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2012 annual meeting. Director since our inception in 2001.	Senior Managing Director of our Adviser since February 2008. President of Gladstone Investment Corporation since 2008. Partner of New England Partners, a venture capital firm, since 1995. President and a Director of Harbor Acquisition Corporation from May 2005 until May 2008.	Gladstone Commercial Corporation; Gladstone Investment Corporation; Simkar Corporation; Fetco Home Décor, Inc.

Directors Continuing in Office Until the 2013 Annual Meeting of Stockholders

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director During the Past Five Years
Disinterested Directors
Paul W. Adelgren (68) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2013 annual meeting. Director since January 2003.	Pastor of Missionary Alliance Church since 1997.	Gladstone Commercial Corporation; Gladstone Investment Corporation

John H. Outland (66) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2013 annual meeting. Director since December 2003.	Private investor since June 2006. Vice President of Genworth Financial, Inc. from March 2004 to June 2006. Managing Director of 1789 Capital Advisers, a financial consulting company, from 2002 to March 2004.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Interested Director
David Gladstone (69)** Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Chairman of the Board and Chief Executive Officer	Term expires at 2013 Annual Meeting. Director since 2001.	Founder, Chief Executive Officer and Chairman of the Board since our inception in 2001, of Gladstone Investment Corporation since its inception in 2005, and of Gladstone Commercial Corporation since its inception in 2003. Founder, Chief Executive Officer and Chairman of the Board of our Adviser.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Directors Continuing in Office Until the 2014 Annual Meeting of Stockholders

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director During the Past Five Years
Disinterested Directors
Michela A. English (61) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2014 annual meeting. Director since 2002.	President and Chief Executive Officer of Fight for Children, a non-profit charitable organization focused on providing high-quality education and health care services to underserved youth in Washington, D.C., since June 2006. From March 1996 to March 2004, Ms. English held several positions with Discovery Communications, Inc., including president of Discovery Consumer Products, president of Discovery Enterprises Worldwide and president of Discovery.com.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Anthony W. Parker (66) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2014 annual meeting. Director since our inception in 2001.	Founder and Chairman of the Board of Parker Tide Corp. (formerly known as Snell Professional Corp. and Medical Funding Corporation) since 1997.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Interested Director
George Stelljes III (50)** Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director, President, and Chief Investment Officer	Term expires at 2014 annual meeting. Director since 2003.	President since April 2004. Chief Investment Officer since September 2002. Executive Vice President from September 2002 to April 2004. Vice Chairman of Gladstone Investment Corporation since April 2008; Chief Investment Officer of Gladstone Investment Corporation since its inception in 2005. President of Gladstone Investment Corporation from its inception in 2005 through April 2008. President of Gladstone Commercial Corporation since July 2007 and Executive Vice President of Gladstone Commercial Corporation from its inception to July 2007. Chief Investment Officer of Gladstone Commercial Corporation since inception in 2003. President of our Adviser since February 2006. Chief Investment Officer and a director of our Adviser since May 2003. Director of Intrepid Capital Management, Inc. since 2003, and general partner and investment committee member of Patriot Capital and Patriot Capital II private equity funds since 2002.	Gladstone Investment Corporation; Gladstone Commercial Corporation; Intrepid Capital Corporation

Executive Officers Who Are Not Directors

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years
David Watson (36) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Chief Financial Officer	Executive Officer since January 2011.	Chief Financial Officer since January 2011 and Chief Financial Officer of Gladstone Investment Corporation since January 2010. Director of Portfolio Accounting of MCG Capital from July 2007 until January 2010. Associate Director for Navigant Consulting Inc. from July 2004 until July 2007.

Gary Gerson (47) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Treasurer	Executive Officer since April 2006.	Treasurer since April 2006. Treasurer of Gladstone Investment Corporation, Gladstone Commercial Corporation, and our Adviser since April 2006. Assistant Vice President of Finance at the Bozzuto Group, a real estate developer, manager and owner, from February 2004 through February 2006.

*	The election of director nominee John Reilly shall be voted upon solely by our preferred stockholders.
**	Messrs. Gladstone, Brubaker, Stelljes and Dullum are interested persons of Gladstone Capital Corporation, within the meaning of the 1940 Act, due to their positions as our officers or as officers of our Adviser, or both.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR

OF EACH NAMED NOMINEE FOR DIRECTOR.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

As required under the NASDAQ listing standards, our Board annually determines each director’s independence. The NASDAQ listing standards provide that a director of a business development company is considered to be independent if he or she is not an “interested person” of ours, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with us.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Adelgren, Mead, Outland, Parker and Ms. English. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Gladstone, the chairman of our Board and our chief executive officer, Mr. Brubaker, our vice chairman, chief operating officer and secretary, Mr. Stelljes, our president and chief investment officer, and Mr. Dullum, a senior managing director of our Adviser, are not independent directors by virtue of their positions as officers of the Company or our Adviser or their employment by our Adviser.

Meetings of the Board of Directors

Our Board met four times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member.

As required under applicable NASDAQ listing standards, which require regularly scheduled meetings of independent directors, our independent directors met four times during fiscal year 2011 in regularly scheduled executive sessions at which only independent directors were present.

Corporate Leadership Structure

Since our inception, Mr. Gladstone has served as chairman of our Board and our chief executive officer. Our Board believes that our chief executive officer is best situated to serve as chairman because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. In addition, Mr. Adelgren, one of our independent directors, serves as the Lead Director for all meetings of our independent directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of our

Board, consulting with the chairman and chief executive officer on Board and committee meeting agendas, acting as a liaison between management and the independent directors and facilitating teamwork and communication between the independent directors and management.

Our Board believes the combined role of chairman and chief executive officer, together with an independent Lead Director, is in the best interest of stockholders because it provides the appropriate balance between strategic development and independent oversight of risk management. In coming to this conclusion, the Board considered the importance of having an interested chairperson that is familiar with our day-to-day management activities, our portfolio companies and the operations of our Adviser. The Board concluded that the combined role enhances, among other things, the Board’s understanding of the Fund’s investment portfolio, business, finances and risk management efforts. In addition, the Board believes that Mr. Gladstone’s employment by the Adviser better allows for the efficient mobilization of the Adviser’s resources at the Board’s behest and on its behalf.

Information Regarding Committees of the Board of Directors

Our Board has four committees: an Audit Committee, a Compensation Committee, an Executive Committee and an Ethics Committee. The following table shows the current composition of each of the committees of our Board:

Name	Audit	Compensation	Executive	Ethics, Nominating and Corporate Governance
Paul W. Adelgren**		X		*X
Terry Lee Brubaker			X
Michela A. English	X
David Gladstone			*X
Gerard Mead***	X	X
John H. Outland		*X		X
Anthony W. Parker	*X		X
John Reilly	X

*	Committee Chairperson
**	Lead Independent Director
***	Effective at our next annual meeting, Mr. Mead will no longer serve on our Board. At such time, his committee assignments will not be reassigned to other members of our Board.

Below is a description of each committee of our Board. All committees other than the Executive Committee have the authority to engage legal counsel or other experts or consultants, as they deem appropriate to carry out their responsibilities. Our Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us (other than with respect to the Executive Committee, for which there are no applicable independence requirements).

Audit Committee

The Audit Committee of our Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” During fiscal 2011, the Audit Committee was comprised of Messrs. Parker (Chairperson), Reilly (service commenced in January 2011), and Mead and Ms. English. Messrs. Adelgren and Outland currently serve as alternate members of the Audit Committee. Alternate members of the Audit Committee serve and participate in meetings of the Audit Committee only in the event of an absence of a regular member of the Audit Committee. The Audit Committee met eight times during the last fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.gladstonecapital.com.

Our Board reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that all members and alternate members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). No members of the Audit Committee received any compensation from us during the last fiscal year other than directors’ fees. Our Board has also determined that each member (including alternate members) of the Audit Committee qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board made a qualitative assessment of the members’ level of knowledge and experience based on a number of factors, including formal education and experience. Our Board has also unanimously determined that all Audit Committee members and alternate members are financially literate under current NASDAQ rules and that at least one member has financial management expertise. Messrs. Mead and Parker and Ms. English also serve on the audit committees of Gladstone Commercial Corporation and Gladstone Investment Corporation. Our Audit Committee’s current alternate members, Messrs. Adelgren and Outland, also serve as alternate members on the audit committees of Gladstone Commercial Corporation and Gladstone Investment Corporation. Our Board has determined that this simultaneous service does not impair the respective directors’ ability to effectively serve on our Audit Committee.

Report of the Audit Committee of the Board of Directors(1)

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2011.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of the independent registered public accounting firm’s examinations, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission. The Audit Committee further reviewed with the independent registered public accounting firm their opinion on the effectiveness of the internal control over financial reporting of the Company. The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also has discussed with PricewaterhouseCoopers LLP matters relating to the independent registered public accounting firm’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence (Communications with Audit Committees). The Audit Committee discussed and reviewed with PricewaterhouseCoopers LLP the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of PricewaterhouseCoopers LLP’s audits and all fees paid to PricewaterhouseCoopers LLP during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by PricewaterhouseCoopers LLP for the Company. The Audit Committee has reviewed and considered the compatibility of PricewaterhouseCoopers LLP’s performance of non-audit services with the maintenance of PricewaterhouseCoopers’ independence as the Company’s independent registered public accounting firm.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 for filing with the

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “1933 Act”) or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Securities and Exchange Commission. In addition, the Audit Committee has engaged PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

Submitted by the Audit Committee

Anthony W. Parker, Chairperson

Michela A. English

John Reilly

Gerard Mead

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available to stockholders on our website at www.gladstonecapital.com. The Compensation Committee conducts periodic reviews of our investment advisory and management agreement with our Adviser (the “Advisory Agreement”) and our administration agreement with our Administrator (the “Administration Agreement”) to evaluate whether the fees paid to our Adviser and our Administrator under the agreements are in the best interests of us and our stockholders. The committee considers in such periodic reviews, among other things, whether the salaries and bonuses paid to our executive officers by our Adviser and our Administrator are consistent with our compensation philosophies, whether the performance of our Adviser and our Administrator are reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory and Administration Agreements are being satisfactorily performed. The Compensation Committee also reviews with management our Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings. During the last fiscal year, the Compensation Committee was comprised of Messrs. Outland (Chairperson), Adelgren and Mead. Mr. Parker and Ms. English currently serve as alternate members of the Compensation Committee. Alternate members of the Compensation Committee serve and participate in meetings of the Compensation Committee only in the event of an absence of a regular member of the Compensation Committee. The Compensation Committee met four times during the last fiscal year.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, the Compensation Committee consisted of Messrs. Adelgren, Outland and Mead, and Mr. Parker and Ms. English served as alternate members of the Compensation Committee. None of Messrs. Outland, Mead, Adelgren, Parker or Ms. English is or has been one of our executive officers. Further, none of our executive officers has ever served as a member of the compensation committee or as a director of another entity any of whose executive officers served on our Compensation Committee.

Report of the Compensation Committee of the Board of Directors(2)

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Submitted by the Compensation Committee

John H. Outland, Chairperson

Paul Adelgren

Gerard Mead

Ethics, Nominating and Corporate Governance Committee

The Ethics Committee is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by our Board), reviewing and evaluating incumbent directors, recommending to our Board for selection candidates for election to our Board, making recommendations to our Board regarding the membership of the committees of our Board, assessing the performance of our Board, and developing our corporate governance principles. Our Ethics Committee charter can be found on our website at www.gladstonecapital.com. During fiscal 2011, membership of the Ethics Committee was comprised of Messrs. Adelgren (Chairperson) and Outland. Messrs. Mead and Parker and Ms. English continue to serve as alternate members of the committee during fiscal year 2011. Alternate members of the Ethics Committee serve and participate in meetings of the committee only in the event of an absence of a regular member of the committee. Each member of the Ethics, Nominating and Corporate Governance Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Ethics Committee met four times during the last fiscal year.

Information Regarding the Process for Nominating Director Candidates

The Ethics Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Ethics, Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Ethics, Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders.

(2)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or the 1934 Act, other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Though we have no formal policy addressing diversity, the Ethics Committee and Board believe that diversity is an important attribute of directors and that our Board should be the culmination of an array of backgrounds and experiences and be capable of articulating a variety of viewpoints. Accordingly, the Ethics, Nominating and Corporate Governance Committee considers in its review of director nominees factors such as values, disciplines, ethics, age, gender, race, culture, expertise, background and skills, all in the context of an assessment of the perceived needs of us and our Board at that point in time in order to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Ethics Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Ethics Committee also determines whether such new nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Ethics Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Ethics Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The Ethics Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote. To date, the Ethics Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Stockholder Recommendation of Director Candidates to the Ethics, Nominating and Corporate Governance Committee

The Ethics Committee will consider director candidates recommended by stockholders. The Ethics Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Ethics Committee to become nominees for election to the Board may do so by delivering a written recommendation to our secretary at the address set forth on the cover page of this proxy statement. Recommendations for individuals to be considered for nomination at the 2013 Annual Meeting must be received by December 20, 2012. Recommendations received after December 20, 2012 will be considered for nomination at the 2014 Annual Meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Ethics Committee has not received or rejected a timely director nominee proposal from a stockholder or stockholders holding more than 5% of our voting stock.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which our stockholders may communicate with the Board or any of our directors. Persons interested in communicating their concerns or issues may address correspondence to the Board, to a particular director, or to the independent directors generally, in care of Gladstone Capital Corporation, Attention: Investor Relations, at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102. This information is also contained on our website at www.gladstonecapital.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers and directors and to the employees of our Adviser and our Administrator. The Ethics Committee reviews, approves and recommends to our Board any changes to the Code of Business Conduct and Ethics. It also reviews any violations of the Code of Ethics and makes recommendations to the Board on those violations. The Code of Business Conduct and Ethics is available on our website at www.gladstonecapital.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

The Executive Committee

The Executive Committee, which is comprised of Messrs. Gladstone (Chairman), Brubaker and Parker, has the authority to exercise all powers of our Board except for actions that must be taken by a majority of independent directors or the full Board under applicable rules and regulations. The Executive Committee did not meet during the last fiscal year.

Oversight of Risk Management

Since September 2007, Jack Dellafiora has served as our Chief Compliance Officer and, in that position, Mr. Dellafiora directly oversees our enterprise risk management function and reports to our chief executive officer, the Audit Committee and our Board. In fulfilling his risk management responsibilities, Mr. Dellafiora works closely with our internal counsel and other members of senior management including, among others, our chief executive officer, chief financial officer, chief investment officer and chief operating officer.

Our Board, in its entirety, plays an active role in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Each committee of our Board plays a distinct role with respect to overseeing management of our risks:

•

Audit Committee: Our Audit Committee oversees the management of enterprise risks. To this end, our Audit Committee meets at least annually (i) to discuss our risk management guidelines, policies and exposures and (ii) with our independent registered public accounting firm to review our internal control environment and other risk exposures.

•

Compensation Committee: Our Compensation Committee oversees the management of risks relating to the fees paid to our Adviser and Administrator under the Advisory Agreement and the Administration Agreement, respectively. In fulfillment of this duty, the Compensation Committee meets at least annually to review these agreements. In addition, the Compensation Committee reviews the performance of our Adviser to determine whether the compensation paid to our executive officers was reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory Agreement were being satisfactorily performed.

•	Ethics, Nominating and Corporate Governance Committee: Our Ethics Committee manages risks associated with the independence of our Board and potential conflicts of interest.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the committees each report to our Board on a regular basis to apprise our Board regarding the status of remediation efforts of known risks and of any new risks that may have arisen since the previous report.

PROPOSAL 2

TO AUTHORIZE US, WITH THE APPROVAL OF OUR BOARD OF DIRECTORS, TO ISSUE AND SELL SHARES OF OUR COMMON STOCK (DURING THE NEXT 12 MONTHS) AT A PRICE BELOW ITS THEN CURRENT NET ASSET VALUE PER SHARE SUBJECT TO CERTAIN LIMITATIONS SET FORTH HEREIN (INCLUDING, WITHOUT LIMITATION, THAT THE CUMULATIVE NUMBER OF SHARES ISSUED AND SOLD PURSUANT TO SUCH AUTHORITY DOES NOT EXCEED 25% OF OUR THEN OUTSTANDING COMMON STOCK IMMEDIATELY PRIOR TO EACH SUCH SALE)

Stockholder Authorization

The 1940 Act generally prohibits us, as a business development company (“BDC”) from issuing and selling shares of our common stock at a price below the then current net asset value (“NAV”) per share of our stock, with certain exceptions. One such exception would permit us to issue and sell shares of our common stock at a price below net asset value per share at the time of sale if our stockholders approve a sale below net asset value per share within the one year period immediately prior to any such sale, provided that our Board makes certain determinations prior to any such sale.

Accordingly, we are seeking the approval of our stockholders so that we may, in one or more public or private offerings, issue and sell shares of our common stock at a price below our then current NAV per share. It should be noted that the maximum number of shares that we could issue and sell at a per share price below NAV per share pursuant to this authority would be limited to 25% of our then outstanding common stock immediately prior to each such sale. If approved, the authorization would be effective for a period expiring on the first anniversary of the date of the stockholders’ approval of this proposal and would permit us to engage in such transactions at various times within that period, subject to further approval from our Board.

Generally, common stock offerings are priced based on the market prices of the outstanding shares of common stock. Because over the last two years our common stock has consistently, and at times significantly, traded at a market price below net asset value per share, stockholder approval would permit us to issue and sell shares of our common stock in accordance with pricing standards that market conditions generally require, and would also assure stockholders that the number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale. If stockholders approve this proposal, we should have greater flexibility in taking advantage of changing market and financial conditions in connection with an equity offering. As of the date of this proxy statement, our Board has approved an offering of this type in principle, but has not approved the terms of a specific offering, nor does it have any immediate plans to do so.

Reasons to Issue and Sell Common Stock Below Net Asset Value

We believe that market conditions will continue to provide opportunities to invest new capital at potentially attractive returns. Although we are seeing increased stability over recent months, for the past several years, U.S. credit markets, including many lending institutions, have experienced significant difficulties resulting from the recent U.S. recession and current difficult economic conditions. This has contributed to significant stock price volatility for capital providers such as our company and has made access to capital more challenging for many smaller businesses. However, these changes in the credit market conditions also have beneficial effects for capital providers like us because small business are selling for lower prices, are generally willing to pay higher interest rates and to accept more contractual terms that are more favorable to us in their investment agreements. Accordingly, for firms that continue to have access to capital, we believe that the current environment should provide investment opportunities on more favorable terms than have been available in recent periods. Our ability to take advantage of these opportunities is dependent upon our access to equity capital.

As a BDC and a regulated investment company (“RIC”) for tax purposes, we are dependent on our ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents us from using those earnings to support new investments. Further, BDCs must maintain a debt to equity ratio of less than one dollar of debt for one dollar of equity, which requires us to finance our investments with at least as much equity as debt in the aggregate. We maintain sources of liquidity through a portfolio of liquid assets and other means but generally attempt to remain close to fully invested and do not hold substantial cash for the purpose of making new investments. Therefore, to continue to build our investment portfolio, and thereby have the ability to support the maintenance of our dividends, we endeavor to maintain consistent access to capital through the public and private equity markets enabling us to take advantage of investment opportunities as they arise.

Since our initial public offering in 2001, our common stock has traded both at a premium and at a discount in relation to its net asset value. The following table lists, for each quarter of the last three fiscal years, the high and low closing sales prices for our common stock and the sales price as a percentage of net asset value. On December 1, 2011, the last reported closing sale price of our common stock was $7.58 per share.

		Closing Sales Price		Premium / (Discount) of High Sales Price to NAV (2)	Premium / (Discount) of Low Sales Price to NAV (2)
	NAV(1)	High	Low
Fiscal Year ended September 30, 2009
First Quarter	$12.04	$15.38	$5.50	28%	(54)%
Second Quarter	$12.10	$10.28	$5.01	(15)%	(59)%
Third Quarter	$11.86	$7.80	$5.49	(34)%	(54)%
Fourth Quarter	$11.81	$10.40	$7.17	(12)%	(39)%

Fiscal Year ended September 30, 2010
First Quarter	$11.92	$9.49	$7.50	(20)%	(37)%
Second Quarter	$12.10	$12.19	$7.19	1%	(41)%
Third Quarter	$11.81	$13.94	$10.09	18%	(15)%
Fourth Quarter	$11.85	$12.34	$10.30	4%	(13)%

Fiscal Year ended September 30, 2011
First Quarter	$11.74	$12.00	$10.91	2%	(7)%
Second Quarter	$11.18	$12.05	$10.54	8%	(6)%
Third Quarter	$10.34	$11.59	$9.24	12%	(11)%
Fourth Quarter	$10.16	$9.69	$6.86	(5)%	(32)%

(1)	Net asset value per share is determined as of the last day in the relevant quarter and, therefore, may not reflect the net asset value per share on the date of the high and low closing sales prices. The per share net asset values shown are based on outstanding shares at the end of each period.
(2)	The (discounts) premiums set forth in these columns represent the high or low, as applicable, closing price per share for the relevant quarter minus the NAV per share as of the end of such quarter (expressed as a percentage of such high or low closing price, as applicable), and therefore may not reflect the (discount) premium to NAV per share on the date of the high and low closing prices.

The current volatility in the credit market and the uncertainty surrounding the U.S. economy has led to significant stock market fluctuations, particularly with respect to the stock of financial services companies like our company. During times of increased price volatility, our common stock may be more likely to trade at a price below its net asset value per share, which is not uncommon for BDCs like us. As noted above, however, the current market dislocation has created, and we believe will continue to create, favorable opportunities to invest in small businesses, including opportunities that we believe may increase net asset value over the longer-term, even if financed with the issuance of common stock below net asset value per share. We expect that attractive investment opportunities will require us to make an investment commitment quickly. Because we generally attempt to remain fully invested and do not intend to maintain cash for the purpose of making these investments, we may be unable to capitalize on investment opportunities presented to us unless we are able to quickly raise capital. We believe that stockholder approval of the proposal to issue and sell shares below net asset value per share subject to the conditions detailed below will provide us with the flexibility to invest in such opportunities.

The Board believes that having the flexibility to issue and sell our common stock below net asset value per share in certain instances is in the best interests of stockholders. If we are unable to access the capital markets as attractive investment opportunities arise, our ability to grow over time and continue to pay steady or increasing dividends to stockholders could be adversely affected. It could also have the effect of forcing us to sell assets that we would not otherwise sell, and such sales could occur at times that are disadvantageous to sell. The Board also believes that increasing our assets will lower our expense ratio by spreading our fixed costs over a larger asset base. The issuance and sale of additional common stock might also enhance the liquidity of our common stock on the NASDAQ Global Select Market. Additionally, while it is possible for a BDC to issue and sell its shares through a transferable rights offering at a price that is below net asset value per share, such offerings may ultimately be at a discount greater than in an offering of our shares at a market price below our net asset value per share, thus we believe that having the ability to issue and sell our common stock below net asset value per share in accordance with the terms of this proposal would, in many instances, be preferable to such an issuance pursuant to a transferable rights offering.

Offerings Below NAV

Sales by us of our common stock at a discount from NAV per share pose potential risks for our existing stockholders whether or not they participate in an offering, as well as for new investors who participate in the offering. Any sale of common stock at a price below NAV per share would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro-rata basis.

The following three headings and accompanying tables explain and provide hypothetical examples on the impact of an offering of our common stock at a price less than NAV per share on three different types of investors:

•	existing stockholders who do not purchase any shares in an offering;

•	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in an offering; and

•	new investors who become stockholders by purchasing shares in an offering.

Impact on Existing Stockholders Who Do Not Participate in an Offering

Our existing stockholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increase. Further, if current stockholders do not purchase sufficient shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted.

The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that we have 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table illustrates the dilutive effect on a nonparticipating stockholder of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV), (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV) and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV). The prospectus or related prospectus supplement pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined NAV.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—
Decrease to NAV per Share
Total Shares Outstanding.	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share.	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.33)%
Dilution to Stockholder
Shares Held by Stockholder	10,000	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%
Total Asset Values
Total NAV Held by Stockholder	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.33)%
Total Investment by Stockholder (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(3,300)	—
Per Share Amounts
NAV Per Share Held by Stockholder	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share Held by Stockholder (Assumed to be $10.00 per Share on Shares Held prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—
Percentage Dilution to Stockholder (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(3.33)%

Impact on Existing Stockholders Who Do Participate in an Offering

Our existing stockholders who participate in an offering below NAV per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to an offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of an offering and level of discount to NAV increases.

The following chart illustrates the level of dilution and accretion in the hypothetical 20% discount offering from the prior chart for a stockholder that acquires shares equal to (1) 50% of its proportionate share of an offering (i.e., 1,000 shares, which is 0.50% of an offering 200,000 shares rather than its 1% proportionate share) and (2) 150% of such percentage (i.e., 3,000 shares, which is 1.50% of an offering of 200,000 shares rather than its 1% proportionate share). The prospectus or related prospectus supplement pursuant to which any discounted offering is made will include a chart for this example based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share. It is not possible to predict the level of market price decline that may occur.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$8.42	—	$8.42	—
Net Proceeds per Share to Issuer	—	$8.00	—	$8.00	—
Increases in Shares and Decrease to NAV per Share
Total Shares Outstanding	1,000,000	1,200,000	20.00%	1,200,000	20.00%
NAV per Share	$10.00	$9.67	(3.33)%	$9.67	(3.33)%
Dilution/Accretion to Stockholder
Shares Held by Stockholder	10,000	11,000	10.00%	13,000	30.00%
Percentage Held by Stockholder	1.0%	0.92%	(8.33)%	1.08%	8.33%
Total Asset Values
Total NAV Held by Stockholder	$100,000	$106,333	6.33%	$125,667	25.67%
Total Investment by Stockholder (Assumed to be $10.00 per Share on Shares Held prior to Sale)	$100,000	$108,420	—	$125,260	—
Total Dilution/Accretion to Stockholder (Total NAV Less Total Investment)	—	(2,087)	—	$407	—
Per Share Amounts
NAV Per Share Held by Stockholder	—	$9.67	—	$9.67	—
Investment per Share Held by Stockholder (Assumed to be $10.00 per Share on Shares Held prior to Sale)	$10.00	$9.86	(1.44)%	$9.64	(3.65)%
Dilution/Accretion per Share Held by Stockholder (NAV per Share Less Investment per Share)	—	$(0.19)	—	$0.03	—
Percentage Dilution/Accretion to Stockholder (Dilution/Accretion per Share Divided by Investment per Share)	—	—	(1.92)%	—	0.32%

Impact on New Investors

Investors who are not currently stockholders, but who participate in an offering below NAV and whose investment per share is greater than the resulting NAV per share (due to selling compensation and expenses paid by us) will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share due to selling compensation and expenses paid by the issuer being significantly less than the discount per share will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of an offering and level of discounts increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same 5%, 10% and 20% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1%) of the shares in the offering as the stockholder in the prior examples held immediately prior to the offering. The prospectus or related prospectus supplement pursuant to which any discounted offering is made will include a chart for this example based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share. It is not possible to predict the level of market price decline that may occur.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—
Decrease to NAV per Share
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.33)%
Dilution/Accretion to Stockholder
Shares Held by Stockholder	—	500	—	1,000	—	2,000	—
Percentage Held by Stockholder	0.0%	0.05%	—	0.09%	—	0.17%	—
Total Asset Values
Total NAV Held by Stockholder	—	$4,990	—	$9,910	—	$19,340	—
Total Investment by Stockholder	—	$5,000	—	$9,470	—	$16,840	—
Total Dilution/Accretion to Stockholder (Total NAV Less Total Investment)	—	$(10)	—	$440	—	$2,500	—
Per Share Amounts
NAV Per Share Held by Stockholder	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share Held by Stockholder	—	$10.00	—	$9.47	—	$8.42	—
Dilution/Accretion per Share Held by Stockholder (NAV per Share Less Investment per Share)	—	$(0.02)	—	$0.44	—	$1.25	—
Percentage Dilution/Accretion to Stockholder (Dilution/Accretion per Share Divided by Investment per Share)	—	—	(0.20)%	—	4.65%	—	14.85%

Conditions to Sales Below Net Asset Value

If this proposal is approved, we would not issue and sell our common stock below its per share net asset value unless (i) the number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale, and (ii) our Board concludes that there are attractive near-term investment opportunities that we reasonably believe will lead to a long-term increase in net asset value. In making such a determination, our Board will have a duty to act in the best interests of us and our stockholders. To the extent we issue and sell shares of our common stock below net asset value per share in a publicly registered transaction, our market capitalization and the amount of our publicly tradable common stock will increase, thus affording all common stockholders potentially greater liquidity in the market for our shares.

If this proposal is approved, we will issue and sell shares of our common stock at a price below net asset value per share only if a majority of our directors who have no financial interest in the issuance and sale, and a majority of such directors who are not interested persons of ours, have determined in good faith that the price at which such securities are to be issued and sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount. This determination must be made in consultation with the underwriter or underwriters of the offering, if any, and as of a time immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such securities or immediately prior to the issuance of such securities.

Key Stockholder Considerations

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance and sale of shares of our common stock in accordance with the terms of this proposal, and should also consider the effect that the expenses associated with such issuance and sale may have on the net asset value per outstanding share of our common stock. Any issuance and sale of common stock at a price below net asset value per share would result in an immediate dilution to existing common stockholders. If we issue and sell share in accordance with the terms of this proposal, the resulting dilution could be substantial. This dilution would include reduction in the net asset value per share as a result of the issuance and sale of shares a proportionately greater decrease in a stockholder’s interest in our earnings and assets, and in voting interests, than the increase in our assets resulting from such issuance and sale. In addition, any payment of underwriting compensation could further increase the dilution. Our Board will consider the potential dilutive effect of the issuance and sale of shares in accordance with this proposal when considering whether to authorize any such issuance and sale. It should be noted that the maximum number of shares that we could issue and sell at a per share price below NAV per share pursuant to this authority would be limited to 25% of our then outstanding common stock immediately prior to each such sale. The 1940 Act establishes a connection between common share sale price and net asset value per share because, when stock is sold at a sale price below net asset value per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer.

Required Vote

The affirmative vote of each of the following is required to approve this proposal: (1) a majority of the outstanding common stock and preferred stock, voting together as a single class (“outstanding voting securities”); and (2) a majority of our outstanding voting securities that are not held by affiliated persons of the Company. For purposes of this proposal, the 1940 Act defines a majority of the outstanding voting securities as the vote of the lesser of: (1) 67% or more of the voting securities of the Company present at the annual meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company. Each abstention and broker non-vote will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, which will audit the Company’s financial statements for the fiscal year ending September 30, 2012 and has further directed that management submit the selection of PwC as the Company’s independent registered public accounting firm for ratification by the stockholders at the annual meeting. PwC has audited the Company’s financial statements since its fiscal year ended September 30, 2003. Representatives of PwC are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion and subject to approval by our Board in accordance with the 1940 Act, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes case at the annual meeting will be required to ratify the selection of PwC. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining whether a quorum exists, although they will not be counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accounting Firm Fees

The following table represents the aggregate amount of fees capitalized or expensed by the Company for the fiscal years ended September 30, 2010 and September 30, 2011 that were billed by PwC, our principal independent registered public accounting firm.

	2010	2011
Audit Fees(1)	$381,304	$370,400
Audit-related Fees(2)	$0	$0
Tax Fees(3)	$70,695	$43,025
All Other Fees	$0	$0
Total	$451,999	$413,425

(1)	2011 Audit Fees included approximately $15,000 in fees billed in connection with the registration of additional shares of the Company’s common stock during the fiscal year ended September 30, 2011.

(2)	“Audit-related Fees” consist primarily of fees for services related to due diligence engagements in connection with our proposed investments, which engagements were approved by our Audit Committee.
(3)	“Tax Fees” consist of fees for tax compliance and preparation services and other state tax research.

All fees described above were approved by the Audit Committee. During the fiscal year ended September 30, 2011, the aggregate non-audit fees paid to PwC for services rendered to our Adviser and any entity controlling, controlled by or under common control with our Adviser that provides ongoing services to the Company was $36,000. These fees were primarily for professional services rendered to our Adviser for tax services. The Audit Committee has considered whether, and believes that, the rendering of these services to our Adviser is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PwC. The policy generally pre-approves specified services in the defined categories of audit services, audit related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services currently being provided by PwC is compatible with maintaining the independent registered public accounting firm’s independence.

Required Vote

The affirmative vote of a majority of the votes cast by common stock and preferred stock, voting together as a single class, at the annual meeting is required to ratify the Audit Committee’s selection of PwC as our independent registered public accounting firm for the fiscal year ending September 30, 2012. Abstentions will not be counted as votes cast for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common and preferred stock of the Company as of December 1, 2011, by: (i) each director and nominee for director; (ii) each of our executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common or preferred stock. Except as otherwise noted, the address of the individuals below is c/o Gladstone Capital Corporation, 1521 Westbranch Drive, Suite 200, McLean, VA 22102. As of December 1, 2011, no independent director (or his/her immediate family members) owned securities of our Adviser.

	Beneficial Ownership in Securities of Gladstone Capital Corporation(1)
Name and Address	Number of Common Shares	Percent of Total	Dollar Range of Equity Securities of the Company Owned by Directors(2)	Aggregate Dollar Range of Equity Securities of all Investment Companies in Family Overseen by Directors(2)(3)
Executive Officers and Directors:
David Gladstone	1,136,974	5.4	Over $100,000	Over $100,000
Terry Lee Brubaker	198,068	*	Over $100,000	Over $100,000
George Stelljes III	16,337	*	Over $100,000	Over $100,000
David Watson	100	*	Less than $1,000	$10,001 – $50,000
Gary Gerson	250	*	$1,000 – $10,000	$10,001 – $50,000
Anthony W. Parker	6,731	*	$50,001 – $100,000	$50,001 – $100,000
David A.R. Dullum	2,500	*	$10,001 – $50,000	Over $100,000
Michela A. English	3,500	*	$10,001 – $50,000	$50,001 – $100,000
Paul W. Adelgren	3,625	*	$10,001 – $50,000	Over $100,000
John H. Outland	1,382	*	$10,001 – $50,000	$10,001 – $50,000
Gerard Mead	4,248	*	$10,001 – $50,000	Over $100,000
John Reilly	3,400	*	$10,001 – $50,000	$50,001 – $100,000

All executive officers and directors as a group (12 persons)	1,377,015	6.5	N/A	N/A

*	Less than 1%
(1)	This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and sole investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 21,039,242 shares of common stock outstanding on December 1, 2011. No officers or directors or principal stockholders held shares of our preferred stock as of December 1, 2011.
(2)	Ownership calculated in accordance with Rule 16a-1(a)(2) of the 1934 Act.

(3)	Each of our directors and executive officers is also a director or executive officer, or both, of Gladstone Investment Corporation, our affiliate and a business development company, which is also externally managed by our Adviser.

Gladstone Commercial Corporation, our affiliate and a real estate investment trust, is also managed by our Adviser. The following table sets forth certain information regarding the ownership of the common and preferred stock of Gladstone Commercial as of December 1, 2011, by each independent incumbent director and nominee. No independent directors held shares of preferred stock as of December 1, 2011.

	Beneficial Ownership in Securities of Gladstone Commercial Corporation
Name and Address	Number of Common Shares	Percent of Class	Value of Securities($)
Independent Directors:
John Reilly	2,000	*	$34,300
Michela A. English	2,373	*	40,703
Paul W. Adelgren	3,253	*	55,796
John H. Outland	1,358	*	23,290
Gerard Mead	3,313	*	56,818
Anthony Parker	0	*	0

*	Less than 1%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended September 30, 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION DISCUSSION AND ANALYSIS

Our chief executive officer, chief operating officer, chief investment officer, chief financial officer and treasurer are salaried employees of either our Adviser or our Administrator, which are affiliates of ours. Our Adviser and Administrator pay the salaries and other employee benefits of the persons in their respective organizations who render services for us. These services have been and continue to be provided pursuant to the terms of the Advisory Agreement and the Administration Agreement, as applicable.

Compensation Philosophy

For our long-term success and enhancement of long-term stockholder value, we depend on the management and analytical abilities of our executive officers, who are employees of, and are compensated by, our Adviser and Administrator. During the last fiscal year, we implemented our philosophies of attracting, retaining and rewarding executive officers and others who contribute to our long-term success and motivating them to enhance stockholder value through our Compensation Committee’s oversight of our Adviser’s compensation practices under the terms of the Advisory Agreement. The key elements of our compensation philosophy include:

•	ensuring that base salary paid to our executive officers is competitive with other leading companies with which we compete for talented investment professionals;

•

ensuring that bonuses paid to our executive officers are sufficient to provide motivation to achieve our principal business and investment goals and to bring total compensation to competitive levels; and

•	providing incentives to ensure that our executive officers are motivated over the long term to achieve our business and investment objectives.

Base Salary and Bonuses

During the fiscal year ended September 30, 2011, the Compensation Committee fulfilled its oversight role by reviewing the Advisory Agreement to determine whether the fees paid to our Adviser were in the best interests of the stockholders. The Compensation Committee has also reviewed the performance of our Adviser to determine whether the compensation paid to our executive officers was reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory Agreement were being satisfactorily performed. Specifically, the committee considered factors such as:

•	the amount of the fees paid to our Adviser in relation to our size and the composition and performance of our investments;

•	our Adviser’s ability to hire, train, supervise and manage new employees as needed to effectively manage our future growth;

•	the success of our Adviser in generating appropriate investment opportunities;

•	rates charged to other investment entities by advisers performing similar services;

•	additional revenues realized by our Adviser and its affiliates through their relationship with us, whether paid by us or by others with whom we do business;

•	the value of our assets each quarter;

•	the quality and extent of service and advice furnished by our Adviser;

•	the quality of our portfolio relative to the investments generated by our Adviser for its other clients; and

•

the extent to which our Adviser’s performance helped us to achieve our principal business and investment objectives of generating income for our stockholders in the form of quarterly cash distributions that grow over time and increasing the value of our common stock.

The Compensation Committee’s oversight role also includes review of the above-described factors with regard to our Administrator’s performance under the Administration Agreement. Our Board may, pursuant to the terms of each of the Advisory and Administration Agreements, terminate either of the agreements at any time and without penalty, upon sixty days’ prior written notice to our Adviser or our Administrator, as applicable. In the event of an unfavorable periodic review of the performance of our Adviser or our Administrator in accordance with the criteria set forth above, the Compensation Committee would provide a report to our Board of its findings and provide suggestions of remedial measures, if any, to be sought from our Adviser or our Administrator, as applicable. If such recommendations are, in the future, made by the Compensation Committee and are not implemented to the satisfaction of the Compensation Committee, it may recommend exercise of our termination rights under the Advisory Agreement or Administration Agreement.

Long-Term Incentives

The Compensation Committee believes that the incentive structure provided for under the Advisory Agreement is an effective means of creating long-term stockholder value and promoting executive retention.

In addition to a base management fee, the Advisory Agreement includes incentive fees that we pay to our Adviser if our performance reaches certain benchmarks. These incentive fees are intended to provide an additional incentive for our Adviser to achieve targeted levels of net investment income and to increase distributions to our stockholders. The incentive fee consists of two parts: an income-based incentive fee and a capital gains incentive fee. The income-based incentive fee rewards our Adviser if our quarterly net investment income (before giving effect to any incentive fee) exceeds 1.75% of our net assets (the “hurdle rate”). We pay our Adviser an income incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate (7% annualized);

•

100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

•	20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

The second part of the incentive fee is a capital gains incentive fee that is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains as of the end of the fiscal year. In determining the capital gains incentive fee payable to our Adviser, we calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since our inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in our portfolio.

Income realized by our Adviser from any such incentive fees will be paid by our Adviser to eligible employees in amounts based on their respective contributions to our success in meeting our goals. This incentive compensation structure is designed to create a direct relationship between the compensation of our executive officers and other employees of our Adviser and the income and capital gains realized by us as a result of their efforts on our behalf. We believe that this structure rewards our executive officers and other employees of our Adviser for the accomplishment of long-term goals consistent with the interests of our stockholders.

Personal Benefits Policies

Our executive officers are not entitled to operate under different standards than other employees of our Adviser and our Administrator who work on our behalf. Our Adviser and Administrator do not have programs for providing personal benefit perquisites to executive officers, such as permanent lodging, personal use of company vehicles, or defraying the cost of personal entertainment or family travel. Our Adviser’s and Administrator’s health care and other insurance programs are the same for all of its eligible employees, including our executive officers. We expect our executive officers to be exemplars under our Code of Business Conduct and Ethics, which is applicable to all employees of our Adviser and Administrator who work on our behalf.

Executive Compensation

None of our executive officers receive direct compensation from us. We do not currently have any employees and do not expect to have any employees in the foreseeable future. The services necessary for the operation of our business are provided to us by our officers and the other employees of our Adviser and Administrator, pursuant to the terms of the Advisory and Administration Agreements, respectively. Mr. Gladstone, our chairman and chief executive officer, Mr. Brubaker, our vice chairman, chief operating officer and secretary, and Mr. Stelljes, our president and chief investment officer, are all employees of and compensated directly by our Adviser. Mr. Watson, our current chief financial officer, Mr. Gresford Gray, our prior chief financial officer, and Mr. Gerson, our treasurer, are (or, in the case of Mr. Gray, were) employees of our Administrator. Under the Administration Agreement, we reimburse our Administrator for our allocable portion of the salaries of Mr. Gerson, our treasurer, and Mr. Watson, our chief financial officer. During our last fiscal year, our allocable portion of Mr. Watson’s compensation paid by our Administrator was $43,889 of his salary, $15,073 of his bonus, and $7,517 of the cost of his benefits. During our last fiscal year, our allocable portion of Mr. Gray’s compensation paid by our Administrator was $16,951 of his salary, $692 of his bonus, and $1,582 of the cost of his benefits.

Employment Agreements

Because our executive officers are employees of our Adviser and our Administrator, we do not pay cash compensation to them directly in return for their services to us and we do not have employment agreements with any of our executive officers. Pursuant to the terms of the Administration Agreement, we make payments equal to our allocable portion of our Administrator’s overhead expenses in performing its obligations under the Administration Agreement including, but not limited to, our allocable portion of the salaries and benefits expenses of our chief financial officer and treasurer. For additional information regarding this arrangement, see “Certain Transactions.”

Equity, Post-Employment, Non-Qualified Deferred and Change-In-Control Compensation

We do not offer stock options, any other form of equity compensation, pension benefits, non-qualified deferred compensation benefits, or termination or change-in-control payments to any of our executive officers.

Conclusion

We believe that the elements of the Adviser’s and the Administrator’s compensation programs individually and in the aggregate strongly support and reflect the strategic priorities on which we have based our compensation philosophy. Through the incentive structure of the Advisory Agreement described above, a significant portion of their compensation programs have been, and continue to be contingent on our performance, and realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of paying for performance that increases stockholder value. The Compensation Committee will continue its work to ensure that this commitment is reflected in a total executive compensation program that enables the Adviser and the Administrator to remain competitive in the market for talented executives.

Director Compensation

The following table shows for the fiscal year ended September 30, 2011 certain information with respect to the compensation of all our non-employee directors:

DIRECTOR COMPENSATION FOR FISCAL 2011

Name	Aggregate Compensation from Fund	Total Compensation from Fund and Fund Complex Paid to Directors(1)
Paul W. Adelgren	$33,000	$99,000
Michela A. English	$31,000	$95,000
Gerard Mead	$35,000	$107,000
John H. Outland	$33,000	$99,250
Anthony W. Parker	$34,000	$104,000
John Reilly	$22,000	$73,000

(1)	Includes compensation the director received from Gladstone Investment Corporation, as part of our Fund Complex. Also includes compensation the director received from Gladstone Commercial Corporation, our affiliate and a real estate investment trust, although not part of our Fund Complex.

As compensation for serving on our Board, each of our independent directors receives an annual fee of $20,000, an additional $1,000 for each Board meeting attended, and an additional $1,000 for each committee meeting attended if such committee meeting takes place on a day other than when the full Board meets. In addition, the chairperson of the Audit Committee receives an annual fee of $3,000, and the chairpersons of each of the Compensation and Ethics, Nominating and Corporate Governance committees receive annual fees of $1,000 for their additional services in these capacities. We also reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

We do not pay any compensation to directors who also serve as our officers, or as officers or directors of our Adviser or our Administrator, in consideration for their service to us. Our Board may change the compensation of our independent directors in its discretion. None of our independent directors received any compensation from us during the fiscal year ended September 30, 2011 other than for Board or committee service and meeting fees.

CERTAIN TRANSACTIONS

Advisory and Administration Agreements

Under the Advisory Agreement, our Adviser is responsible for our day-to-day operations and administration, record keeping and regulatory compliance functions. Specifically, these responsibilities included identifying, evaluating, negotiating and consummating all investment transactions consistent with our investment objectives and criteria; providing us with all required records and regular reports to our Board concerning our Adviser’s efforts on our behalf; and maintaining compliance with all regulatory requirements applicable to us. The base management fee under the Advisory Agreement is assessed at an annual rate of 2.0% computed on the basis of the average value of our gross assets at the end of the two most recently completed quarters, which are total assets, including investments made with proceeds of borrowings, less any uninvested cash or cash equivalents resulting from borrowings. The Advisory Agreement also provides for an incentive fee, which consists of two parts: an income-based incentive fee and a capital gains-based incentive fee. The income-based incentive fee rewards our Adviser if our quarterly net investment income (before giving effect to any incentive fee) exceeds 1.75% of our net assets (the “hurdle rate”). We pay our Adviser an income-based incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate (7% annualized);

•

100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

•	20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

The second part of the incentive fee is a capital gains-based incentive fee that is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains as of the end of the fiscal year. In determining the capital gains-based incentive fee payable to our Adviser, we calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since our inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in our portfolio.

Under the Administration Agreement, we pay separately for administrative services, which payments are equal to our allocable portion of our Administrator’s overhead expenses in performing its obligations under the Administration Agreement, including rent for the space occupied by our Administrator, and our allocable portion of the salaries, bonuses, and benefits expenses of our chief financial officer, treasurer, chief compliance officer, internal counsel and controller and their respective staffs.

Our Adviser is controlled by David Gladstone, the chairman of our Board and our chief executive officer. Mr. Gladstone is also the chairman of the Board of Directors and chief executive officer of our Adviser. Terry Lee Brubaker, our vice chairman, chief operating officer, secretary and director, is a member of the Board of Directors of our Adviser and its vice chairman, chief operating officer and secretary. George Stelljes III, our president and chief investment officer, is also a member of the Board of Directors of our Adviser and its president and chief investment officer. Gary Gerson, our treasurer, is also treasurer of our Adviser.

During the fiscal year ended September 30, 2011, we paid total fees of approximately $10,328,770 to our Adviser under the Advisory Agreement and approximately $728,839 to our Administrator under the Administration Agreement.

The principal executive office of each of the Adviser and the Administrator is located at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102.

Loan Servicing Agreement

Our Adviser services our loan portfolio pursuant to a loan servicing agreement with our wholly owned subsidiary, Gladstone Business Loan, LLC (“Business Loan”), in return for a 1.5% annual fee, based on the monthly aggregate outstanding loan balance of the loans pledged under our credit facility. Loan servicing fees paid to our Adviser under this agreement directly reduce the amount of fees payable under the Advisory Agreement. Loan servicing fees of approximately $3,335,229 were incurred for the fiscal year ended September 30, 2011, all of which were directly credited against the amount of the base management fee due to our Adviser under the Advisory Agreement.

Loans

At September 30, 2011, the Company had a loan to Mr. Gladstone with a remaining outstanding principal amount of $2,749,004, which was due and payable in cash on August 23, 2010 and, because the loan was not repaid entirely on its due date, it is currently in default. Mr. Gladstone paid down a total of $3,151,006 of the principal balance during the fiscal year ended September 30, 2011 from the original principal amount of $5,900,010. In connection with these payments, the Company released its first priority security interest on 280,000 shares of Mr. Gladstone’s pledged shares on this loan, leaving a balance of 183,334 shares in pledged collateral from Mr. Gladstone as of September 30, 2011. This loan was originally extended in connection with the exercise of stock options by Mr. Gladstone under our former Amended and Restated 2001 Equity Incentive Plan, as amended, which was terminated on September 30, 2006 (the “2001 Plan”), and the loan was made on terms available to all eligible participants under the

2001 Plan. The loan is evidenced by a full recourse promissory note secured by the shares of common stock purchased upon the exercise of the options as well as additional collateral. The interest rate on the loan is 4.9% per annum, plus an additional 2.0% per annum for periods following the date of default. Interest is due quarterly and Mr. Gladstone has made each of his quarterly interest payments to date. The Sarbanes-Oxley Act of 2002 prohibits us from making loans to our executive officers, although certain loans outstanding prior to July 30, 2002, including the promissory note we received from Mr. Gladstone, were expressly exempted from this prohibition. In addition, this loan meets the requirements set forth in Section 57(j) of the 1940 Act.

Also at September 30, 2011, we had two loans outstanding in the remaining principal amounts of $200,000 and $474,990, respectively, to Laura Gladstone, a managing director of ours and the daughter of Mr. Gladstone. The outstanding principal amount of the $200,000 loan was originally due on August 23, 2010 and, because the loan was not repaid on its due date, it is now in default. Ms. Gladstone paid down $75,000 of the principal balance during the fiscal year ended September 30, 2011 from the original principal amount of $275,010 on this loan. The outstanding principal amount of the $474,990 loan is due on July 13, 2015. These loans were issued in connection with the exercise of stock options under the 2001 Plan by Ms. Gladstone, and were made on terms available to all eligible participants under the 2001 Plan. These loans are evidenced by full recourse promissory note and are secured by the shares of common stock purchased upon the exercise of the options as well as additional collateral. The interest rate on the $200,000 loan is 4.9% per annum, plus an additional 2.0% per annum for periods following the date of default. The interest rate on the $474,990 loan is 8.26% per annum. Interest on the loans is due quarterly and Ms. Gladstone has made each of her quarterly interest payments to date with respect to both loans. These loans meet the requirements set forth in Section 57(j) of the 1940 Act. Mr. Gladstone has not received, nor will he receive in the future, any direct or indirect benefit from these loans.

On July 9, 2008, our Board voted to require Mr. Gladstone and Ms. Gladstone to post additional collateral for each of these loans to satisfy the requirement of the 1940 Act that the loans be fully collateralized at all times, which collateral was subsequently posted by Mr. Gladstone and Ms. Gladstone.

On September 7, 2010, each of Mr. Gladstone and Ms. Gladstone executed a redemption agreement with us, each of which provides that, pursuant to the terms and conditions thereof, we will automatically accept and retire the shares of our common stock pledged as collateral for their loans in partial or full satisfaction, as applicable, of Mr. Gladstone’s or Ms. Gladstone’s obligations to us under the loans that are in default at such time, if ever, that the trading price of our common stock reaches $15 per share. In entering into the redemption agreements, we reserved all of our existing rights under the promissory notes and related pledge agreements, including but not limited to the ability to foreclose on the shares of common stock pledged as collateral for the loans, or additional pledged collateral, at any time.

Indemnification

In our articles of incorporation and bylaws, we have agreed to indemnify certain officers and directors by providing, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, to the fullest extent permitted under Maryland law and our bylaws. Notwithstanding the foregoing, the indemnification provisions shall not protect any officer or director from liability to us or our stockholders as a result of any action that would constitute willful misfeasance, bad faith or gross negligence in the performance of such officer’s or director’s duties, or reckless disregard of his or her obligations and duties.

Each of the Advisory and Administration Agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations (as the same may be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder), our Adviser, our Administrator and their respective officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s or Administrator’s services under the Advisory or Administration Agreements or otherwise as an investment adviser of ours.

PROXY VOTING POLICIES AND PROCEDURES

We have delegated our proxy voting responsibility to the Adviser. The proxy voting policies and procedures of the Adviser are set out below. The guidelines are reviewed periodically by the Adviser and our directors who are not “interested persons,” and, accordingly, are subject to change.

Introduction

As an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Adviser has a fiduciary duty to act solely in our best interests. As part of this duty, the Adviser recognizes that it must vote our securities in a timely manner free of conflicts of interest and in our best interests.

The Adviser’s policies and procedures for voting proxies for its investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

The Adviser votes proxies relating to our portfolio securities in what it perceives to be the best interest of our stockholders. The Adviser reviews on a case-by-case basis each proposal submitted to a stockholder vote to determine its effect on the portfolio securities we hold. In most cases the Adviser will vote in favor of proposals that the Adviser believes are likely to increase the value of the portfolio securities we hold.

Although the Adviser will generally vote against proposals that may have a negative effect on our portfolio securities, the Adviser may vote for such a proposal if there exist compelling long-term reasons to do so.

Our proxy voting decisions are made by our Adviser’s portfolio managers. To ensure that the Adviser’s vote is not the product of a conflict of interest, the Adviser requires that (1) anyone involved in the decision-making process disclose to our Adviser’s investment committee any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (2) employees involved in the decision-making process or vote administration are prohibited from revealing how the Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties. Where conflicts of interest may be present, the Adviser will disclose such conflicts to us, including our independent directors and may request guidance from us on how to vote such proxies.

Proxy Voting Records

You may obtain information without charge about how the Adviser voted proxies by making a written request for proxy voting information to:

Michael LiCalsi, Internal Counsel

c/o Gladstone Capital Corporation

1521 Westbranch Dr., Suite 200

McLean, VA 22102

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Gladstone Capital Corporation stockholders will be “householding” our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker. Direct your written request to Investor Relations at 1521 Westbranch Drive, Suite 200, McLean, Virginia, 22102 or call our toll-free investor relations line at 1-866-366-5745. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Terry L. Brubaker
Secretary

December 19, 2011

PROXY CARD FOR PREFERRED STOCKHOLDERS

GLADSTONE CAPITAL CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 16, 2012

The undersigned hereby appoints David Watson and George Stelljes III, and each of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Capital Corporation which the undersigned may be entitled to vote at the 2012 Annual Meeting of Stockholders of Gladstone Capital Corporation to be held at the Hilton McLean at 7920 Jones Branch Drive, McLean, VA 22102, on Thursday, February 16, 2012 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this proxy will be voted in favor of each of the nominees listed in Proposal 1a and 1b and in favor of Proposals 2 and 3 as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

(Continued and to be signed on reverse side)

GLADSTONE CAPITAL CORPORATION

P.O. BOX 11037

NEW YORK, N.Y. 10203-0037

To change your address, please mark this box         ☐

DETACH PROXY CARD HERE

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.	☒ Vote must be indicated (x) in Black or Blue Ink

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR DIRECTOR LISTED BELOW.

Proposals 1a and 1b:	To elect three directors to hold office until the 2015 Annual Meeting of Stockholders.

Nominee: Terry Lee Brubaker:

FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominee: David A.R. Dullum:

FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominee: John Reilly:

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2:	To approve a proposal to authorize us, with the approval of our Board of Directors, to issue and sell shares of our common stock (during the next 12 months) at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the cumulative number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale).	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

Proposal 3:	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2012.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote on any other business as may properly come before the meeting or any adjournment or postponement thereof.

S C A N L I N E

Please sign exactly as your name or names appear hereon. If the stock is registered in the names of two or more persons, each should sign. Executor, administrator, trustee, guardian and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PROXY CARD FOR COMMON STOCKHOLDERS

GLADSTONE CAPITAL CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 16, 2012

The undersigned hereby appoints David Watson and George Stelljes III, and each of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Capital Corporation which the undersigned may be entitled to vote at the 2012 Annual Meeting of Stockholders of Gladstone Capital Corporation to be held at the Hilton McLean at 7920 Jones Branch Drive, McLean, VA 22102, on Thursday, February 16, 2012 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this proxy will be voted in favor of each of the nominees listed in Proposal 1 and in favor of Proposals 2 and 3 as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

(Continued and to be signed on reverse side)

GLADSTONE CAPITAL CORPORATION

P.O. BOX 11037

NEW YORK, N.Y. 10203-0037

To change your address, please mark this box         ☐

DETACH PROXY CARD HERE

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.	☒ Vote must be indicated (x) in Black or Blue Ink

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR DIRECTOR LISTED BELOW.

Proposal 1a:	To elect two directors to hold office until the 2015 Annual Meeting of Stockholders.

Nominee: Terry Lee Brubaker:

FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominee: David A.R. Dullum:

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2:	To approve a proposal to authorize us, with the approval of our Board of Directors, to issue and sell shares of our common stock (during the next 12 months) at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the cumulative number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale).	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

Proposal 3:	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2012.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote on any other business as may properly come before the meeting or any adjournment or postponement thereof.

S C A N L I N E

Please sign exactly as your name or names appear hereon. If the stock is registered in the names of two or more persons, each should sign. Executor, administrator, trustee, guardian and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.